UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 28, 2008

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2008, Allergan, Inc. (“Allergan, Inc.”) and its wholly-owned subsidiaries Allergan Sales, LLC (“Allergan Sales”) and Allergan USA, Inc. (“Allergan USA” and, together with Allergan, Inc. and Allergan Sales, “Allergan”) entered into a License, Development, Supply and Distribution Agreement (the “License Agreement”) with Spectrum Pharmaceuticals, Inc. (“Spectrum”). Upon the terms and subject to the conditions of the License Agreement, Allergan and Spectrum will jointly develop and commercialize apaziquone (the “Product”), an antineoplastic agent currently being investigated for the treatment of non-muscle invasive bladder cancer.

Pursuant to the License Agreement, Allergan will pay Spectrum $41.5 million upfront and will make additional payments to Spectrum of up to $304 million based on the achievement of certain development, regulatory and commercialization milestones. In addition, Allergan will pay royalties to Spectrum on all sales of the Product outside of the United States. In the United States, Allergan and Spectrum plan to co-promote the Product and share in the resulting profits, losses and expenses.

Spectrum retained exclusive rights to the Product in Asia, including Japan and China, and Allergan received exclusive rights to the Product in the rest of the world. Allergan also received an exclusive license to the Product’s EOquin® trademark worldwide. In addition and subject to certain conditions, Allergan will not develop apaziquone for any use outside of bladder cancer, and neither party will develop certain other antineoplastic agents for the treatment of bladder cancer outside of Asia.

Spectrum will lead Product development, including conducting the two on-going Phase 3 clinical trials pursuant to a joint development plan, and the parties will generally cooperate in conducting any additional studies relating to the Product in the United States and the European Union. Allergan will pay the majority of these clinical trial expenses.

Should Spectrum fail to meet certain obligations relating to the development of the Product, Allergan may take over Product development, which could reduce certain development and regulatory milestone payments to Spectrum. In addition and under certain circumstances, the co-promotion between Allergan and Spectrum could terminate and, following such termination, Allergan and Spectrum would no longer share equally in the profits, losses and expenses related to Product sales in the United States. Allergan would instead pay Spectrum royalties on all Product sales in the United States and make other payments to Spectrum based on the achievement of certain commercialization milestones. In addition, should Allergan fail to commercialize the Product in the United States and the European Union after a specified time, it could lose its license to the Product in the United States and the European Union.

A joint press release dated October 29, 2008 announcing the execution of the License Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

On October 29, 2008, Allergan, Inc. issued an earnings press release announcing operating results for the third quarter ended September 30, 2008. In its earnings press release, Allergan, Inc. included non-GAAP financial measures, as defined in Regulation G promulgated by the SEC. A copy of the earnings press release is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

This information and the information contained in the earnings press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 of this Current Report is not incorporated by reference into any filings of Allergan, Inc. made under the Securities Act of 1933, as amended, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing unless specifically stated so therein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Allergan, Inc. joint press release dated October 29, 2008

99.2	Allergan, Inc. earnings press release dated October 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: October 29, 2008	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
99.1	Allergan, Inc. joint press release dated October 29, 2008
99.2	Allergan, Inc. earnings press release dated October 29, 2008

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